Exhibit 99.1

Xtant Medical Acquires Coflex® Product Line from Surgalign for $17 Million

Expands Xtant’s Product Offering with the Leading PMA-Approved Intralaminar Stabilization Device

Strengthens Surgalign’s Balance Sheet as it Embarks on its Digital Health Strategy

BELGRADE, MT and DEERFIELD, ILL., March 1, 2023 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, and Surgalign Holdings, Inc., (NASDAQ: SRGA), a global medical technology company focused on elevating the standard of care by driving the evolution of digital surgery, today announced the completion of a transaction between the companies.

On February 28, 2023, Xtant Medical and Surgalign entered into a Definitive Agreement and subsequently closed on the transaction whereby Xtant acquired the Coflex® and Cofix product lines from Surgalign for a total consideration of $17 million.

Coflex is an interlaminar stabilization device used after an open decompression that can be performed in various settings, offering a non-fusion treatment option for lumbar spinal stenosis (LSS) patients. The number of patients diagnosed globally with LSS is approximately 2.4 million representing the largest single-growing patient demographic in spine. The Coflex device is the only FDA PMA-approved implant for the treatment of LSS, has been implanted in more than 200,000 patients in over 60 countries, is clinically validated with more than 90 peer reviewed publications and has established Ambulatory Surgery Center (ASC) reimbursement. Cofix is a supplemental fixation device, which is a minimally invasive system intended for use on all levels of the lumbar spine.

“We are thrilled to acquire the Coflex and Cofix product lines, which will help accelerate our top-line growth and position Xtant to achieve critical mass,” said Sean Browne, President and CEO of Xtant Medical. “Coupled with our less invasive Axle interspinous device and Silex SI Fusion product lines, Coflex augments our offering in the fast-growing segments of ASC and outpatient procedures. Aligning with our key growth pillars, this acquisition expands our footprint by adding new distributors and a significant number of trained surgeons to the Company’s network. We expect these products to add approximately $14 million in annual revenue and attractive margins to enable Xtant to achieve profitability in the near future.”

Terry Rich, President and Chief Executive Officer of Surgalign, stated, “We believe that Coflex and Cofix are great products for patients and with Xtant, we have found the right partner that will continue the legacy and drive value for all customers. This transaction provides us with non-dilutive capital which will be used to advance our leading platform of artificial intelligence products across the entire continuum of care. Moving forward, we are focused on commercializing our HOLO Portal Surgical Guidance System, our soon to be launched HOLO AI Insights for research-use, and further developing our HOLO AI platform, while driving innovation in our remaining product lines to improve patient outcomes.”

UBS Investment Bank served as exclusive financial advisor and DLA Piper LLP served as legal counsel to Surgalign and Fox Rothschild LLP served as legal counsel to Xtant in connection with this transaction.

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

About Surgalign Holdings, Inc.

Surgalign Holdings, Inc. is a global medical technology company committed to the promise of digital health to drive transformation across the surgical landscape. Uniquely aligned and resourced to advance the standard of care, the company is building technologies physicians and other health providers will look to for what is truly possible for their patients. Surgalign is focused on developing solutions that predictably deliver superior clinical and economic outcomes. Surgalign markets products throughout the United States and in approximately 50 countries worldwide through an expanding network of top independent distributors. Surgalign is headquartered in Deerfield, IL, with commercial, innovation and design centers in San Diego, CA, Warsaw and Poznan, Poland, and Wurmlingen, Germany. Learn more at www.surgalign.com and connect on LinkedIn and Twitter.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “going forward,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s continued investment in and the future success of its key growth initiatives and their impact on the Company’s future growth strategy, operating results and financial performance. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results and financial performance; the ability to increase or maintain revenue; possible future impairment charges to long-lived assets and goodwill and write-downs of excess inventory if revenues continue to decrease; the ability to remain competitive; the ability to innovate, develop and introduce new products; the ability to engage and retain new and existing independent distributors and agents and qualified personnel and the Company’s dependence on key independent agents for a significant portion of its revenue; the effect of the COVID-19 pandemic and hospital staffing shortages on the Company’s business, operating results and financial condition, especially when they affect key markets; the Company’s ability to implement successfully its future growth initiatives and risks associated therewith; the effect of product sales mix changes on the Company’s financial results; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to obtain additional financing on favorable terms or at all; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (SEC) on March 8, 2022 and subsequent SEC filings by the Company. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact for Xtant Medical:

Matt Steinberg

Lazar FINN Partners

Ph: 646-871-8481

Email: matt.steinberg@finnpartners.com

Investor and Media Relations Contact for Surgalign Holdings:

Glenn Wiener

GW Communications

Ph: 917-887-8434

Email: gwiener@gwcco.com